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                                                                 Exhibit 10.5.1

                               SERVICE AGREEMENT

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         THIS SERVICE AGREEMENT is made and entered into on the ____ day of
____________, 1997, by and between National Health Corporation, a Tennessee corporation (hereinafter referred to as "National"), and National HealthCare Corporation, a Delaware corporation (hereinafter referred to as "NHC").

                                   WITNESSETH:

         WHEREAS, NHC desires to obtain access to the services of employees of National and National desires to provide the services of such employees to NHC for the purpose of assisting NHC to carry out its business purposes; and

         WHEREAS, the parties hereto desire to set forth their agreement relating to said employee services in writing.

         NOW, THEREFORE, for good and valuable consideration, which the parties hereby acknowledge, and in consideration of the premises contained herein, the parties hereto intending to be legally bound, hereby agree as follows:

1.        NATIONAL'S RESPONSIBILITIES AS REGARDS EMPLOYEES.

         National, as employer of certain employees to provide services to NHC, shall have the following authority and responsibility:

          A. To employ those persons necessary to provide services to the business of NHC after consultation with NHC, and as their employer to set all wages and salaries, provide all fringe benefits, and otherwise perform all duties customary, necessary and appropriate as their employer.


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          B.   To utilize any qualified leveraged employee stock ownership plan which it may establish, or has established, in order to facilitate the acquisition of additional assets or businesses for National to provide benefits to such employees, and to obtain long-term and/or short-term financing, or any other valid business purpose consistent with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          C. To establish, or continue, and carry out profit-sharing, bonus, purchase, option, savings, thrift and other incentive and employee benefit plans, trusts, leveraged employee stock ownership plans, as National in its sole discretion deems advisable, for such employees of National and its officers and directors, including plans, trusts and provisions which may provide for the ownership, acquisition, holding, or disposition of shares of National.

          D. To purchase and pay for, in whole or part, insurance coverage of the broadest and most commercially reasonable categories (including health, accident, life, disability, workers compensation, etc.) as may be determined by National, for any and all National employees providing services to NHC.

          E. To indemnify and purchase and maintain insurance on behalf of any fiduciary of such plans, trusts or provisions, including, without limitation, fiduciary insurance, bond(s) required by ERISA, and health insurance on behalf of any fiduciary of such plans, trusts or provisions, including without limitation, health insurance, medical and dental reimbursement, life insurance, accident insurance, disability insurance and other plans, trusts or provisions.

          F. To provide self insurance, at the discretion of National, for any and all of the preceding employee benefit arrangements or programs that could be funded through



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               insurance, and whether such arrangements are self-insured
               or insured, to charge NHC for the costs or premiums thereon as part of its consideration for this Agreement, provided that said premiums shall be adjusted annually so that NHC pays only the actual cost of the coverage, including commercially reasonable reserves and direct administrative expenses.

2.        DELEGATION OF AUTHORITY, POWER & DUTIES TO NATIONAL.

                  NHC delegates to National the authority, power and duty to purchase and maintain, in its discretion, but at the expense of NHC, liability and any other insurance, including errors and omissions insurance, sufficient to protect NHC, its officers and directors and any National employee providing services to NHC from those liabilities and hazards which may be insured against in the conduct of NHC's business and in the management of NHC's business.

3.        ACCEPTANCE.

                  National accepts the delegation of the authority, powers, and duties set forth in Section 2 of this Agreement and agrees to exercise the powers and authority, and to discharge the duties, with a level of skill and diligence that is customary in the business engaged in by NHC.




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4.        CONSIDERATION FOR SERVICES OF NATIONAL EMPLOYEES.

                  Consideration for the services performed by National employees to NHC, in addition to that described at Section 1.F, shall be as set forth in Exhibit A hereto, which is made by reference a part of this Agreement, as if fully set forth herein, as it may be amended from time to time by execution by both parties hereto.

5.        EMPLOYEE EXPENSES.

                  The parties to this Agreement recognize that NHC, as successor by merger to National HealthCare, L.P., manages the business of nursing homes previously purchased by National from National HealthCare, L.P., and that businesses currently owned by NHC may be sold to National in the future. The parties hereto agree that with respect to any nursing home or other property of NHC or its predecessor which is, or has been, leased or sold to National, during the time of this Agreement NHC acknowledges that, as negotiated between the parties hereto, it shall have the continuing obligation to pay for all costs of employees employed by National at such locations; provided, however, that at all times as National may own, in its name, such nursing homes, then the salary expenses incurred by National in the direct administration of its Personnel Department and its Payroll Department attributable to these properties shall be borne directly by National. In lieu of reimbursing National's expenses therefor, NHC agrees to compensate National by paying a monthly fee thereto equal to one percent (1%) of the then current month's gross payroll of such employees as submitted for reimbursement to NHC by National, but in no event shall this fee be less than the actual cost of administering the Payroll and Personnel Department.




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6.        UNEMPLOYMENT INSURANCE EXPENSE REIMBURSEMENT.

                  In the event of the sale, dissolution, liquidation, reorganization or permanent closing of NHC's business which causes National to terminate or lay-off any employee providing services to NHC under this Agreement, NHC agrees promptly to reimburse National the actual cost for all unemployment expenses and charges incurred by National with respect to each such employee, in the event National is unable to find employment for such employees and must terminate the employee's employment for lack of work or any other reason.

7.        WORK ENVIRONMENT AND RELATED MATTERS.

          7.1.     DIRECTION AND CONTROL - EMPLOYEES.

                  NHC and National agree that National as employer has the right to exercise direction and control relating to the management of safety, risk and labor matters at work site locations. However, National shall consult with NHC, and NHC shall have the opportunity to consult with National on the following issues, provided National shall retain the final decision, after consultation with NHC, to

               i. hire, fire, discipline and direct and regulate and supervise all working conditions and labor policies;

               ii. establish all wages, benefits, salaries, bonuses or advancements;

               iii. conduct safety inspections of NHC's equipment and work site;
                    and set and administer employment and safety policies; and



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               iv.  facilitate collective bargaining relationships between
                    National and labor unions representing the employees described hereunder and contract administration in connection therewith.

                  National shall be entitled, at its own expense, to install in conspicuous location(s) bulletin board(s) at NHC's work site(s), in order to effectively communicate with the employees. NHC shall cooperate with National in maintaining the integrity of such bulletin board(s) and shall, upon request, insert or post information for the employees described hereunder as requested or required by National from time to time.

          7.2.     COOPERATION IN DEFENSE OF CLAIMS.

                  NHC represents that it will, and NHC agrees to, cooperate fully when required to assist National in defending claims or litigation from personnel decisions or job actions relating to the employees described hereunder. NHC's cooperation shall include, but not be limited to, the completion of reports and, if requested, attendance at hearings as a witness, answering questions or interrogatories under oath or otherwise and providing access to NHC's documents relating to the employees described herein.

          7.3.     NHC RESPONSIBILITIES.

                  NHC shall comply with all health, labor and safety laws, regulations, ordinances and rules of Federal, State and local government authorities, and those policies set by National pursuant to
         Section 7.1 iii. NHC shall comply at its own expenses with any specific directives from National, National's workers' compensation carrier or any government agency having jurisdiction over NHC's place of business or the safety and health of the employees described hereunder. NHC shall report all employee accidents and injuries to



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         National such reasonable period of time as National may require.
         National and its carriers shall have the right to inspect NHC's place of business at all reasonable times to insure compliance with this Section and the terms of this Agreement.

                  NHC agrees to provide National with a periodic report regarding the employees described hereunder, the hours worked and any other information reasonably requested by National (the "Report") on a form and at such schedule as requested by National. NHC represents and warrants that the information provided to NHC in or in connection with the Report shall be complete and accurate and that National may rely upon such information.

8.        REPRESENTATIONS AND WARRANTIES OF NHC.

                  The representation and warranties made by NHC in this Agreement shall survive the term of this Agreement. Furthermore, the representations and warranties in this Section are deemed to be material and National is entering into this Agreement relying on such representations and warranties. NHC represents and warrants to National as follows:

          8.1.     EMPLOYEE RELATIONS.

                   A.  Compliance.

                            NHC represents that it is in compliance with all
                  material Federal, State and local laws respecting employment practices, terms and conditions of employment, wages and hours, and is not engaged in any discriminatory employment or unfair labor practice and there are no arrears in the payment of wages, taxes or workers' compensation assessments or penalties.


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                  B.  Labor Practices.

                            Except to the extent National has actual knowledge
                  or except as NHC has disclosed in writing prior to the execution of this Agreement:

                    i. None of the employees providing services to NHC will be represented by any labor union because of an agreement between the union and NHC;

                    ii. There is no pending labor strike, material unfair labor practice complaint or other material labor trouble affecting NHC (including, but not limited to, any organizational campaign) and there is no material labor grievance pending against or affecting NHC which will affect the employees described herein;

                    iii. There are no pending material arbitration proceedings arising out of or under any collective bargaining agreement to which NHC is a party which will affect the employees described herein; and

                    iv. There is no pending material litigation, or other material proceeding or basis for an unasserted claim against NHC which is based on claims arising out of employment relationships with NHC which will affect the employees described herein, including, but not limited to, claims for breach of contract, tort, discrimination, employee benefits, wrongful termination or any common law or statutory claims.

                  C.  Payroll List.

                            NHC will provide to National a correct and complete
                  list of NHC's most recent payroll.


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                  D.  Taxes.

                            Where required by law, NHC will deduct, or withhold
                  as required, and remit to the relevant governmental authority all income taxes, employment taxes, unemployment insurance contributions or other amounts which it is required by statute to deduct or remit to any governmental authority.

9.        INDEMNIFICATION AND REIMBURSEMENT.

          9.1.     INDEMNIFICATION OF NATIONAL BY NHC.

                  A.  Indemnification.

                           NHC hereby agrees to indemnify, defend and hold
                  harmless National and any parent, subsidiary or affiliate thereof, and all directors, officers, attorneys, employees, agents and consultants of each of the foregoing (collectively "National") from and against all demands, claims, actions or causes of action, assessments, losses, damages, judgments, arbitration awards, liabilities (whether absolute or accrued, contingent or otherwise), costs and expenses, including, but not limited to, interest penalties and reasonable attorney fees and expenses (collectively "Damages"), asserted against, imposed upon or incurred by National, directly or indirectly, by reason of or resulting from or relating to any of the following:

                                    (i) Misrepresentation or breach by NHC of
                           any warranty or term made or contained in this Agreement or in any certificate or other instrument or document furnished or to be furnished to National under this Agreement, including, but not limited, failure of NHC to cooperate in the



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                           defense of employment claims, litigation, grievances
                           and arbitration hereunder;

                                    (ii) Litigation or other claims arising from
                           the acts or failures to act of NHC and/or its employees, agents, former employees or former agents, in accordance

                                            (a) with applicable Federal, State
                                    or local law or

                                            (b) with the terms and conditions of
                                    this Agreement or another agreement;

                                    (iii) Employment matters relating to the
                           employees described herein as a result of gross negligence or intentional misconduct by NHC or the failure of NHC to obtain and/or follow specific advice and direction from National in matters of employee separation and/or discipline.

                  B.  Notice and Defense of Claims.

                           If National so desires, it may tender the defense to
                  NHC of any matter for which it believes it is entitled to indemnification pursuant to this Agreement in which event NHC shall conduct such defense at its sole cost and, thereafter, be liable for all damages with respect to such claim or proceeding. NHC shall conduct such defense or settlement in a manner to protect fully National; NHC and its counsel will keep National fully advised as to the conduct of such defense or settlement, and no compromise or settlement shall be agreed or made without National's written consent. In any case National shall have the right to employ its own counsel and such counsel may participate in such action, but the reasonable



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                  fees and expenses of such counsel shall be at the
                  expense of National when and as incurred unless

                                    (i) the employment counsel by National has
                           been authorized in writing by NHC;

                                    (ii) National shall have reasonably
                           concluded, based upon the opinion of counsel, that there may be a conflict of interest between NHC and National in the conduct of the defense of such action; or

                                    (iii) NHC shall not, in fact, have employed
                           independent counsel reasonably satisfactory to National to assume the defense of such action and shall have been so notified by National. If clause
                           (ii) or (ii) of the preceding sentence shall be applicable, then counsel for National shall have the right to direct the defense of such claim, action, suit or proceeding on behalf of National and the reasonable fees and disbursements of such counsel shall constitute damages hereunder.

          9.2.     INDEMNIFICATION BY NATIONAL.

                  National hereby agrees to indemnify, defend and hold harmless NHC, its directors, officers, attorneys, employees, and agents and consultants from and against all demands, claims, action, or causes of action, assessments, losses, damages, judgments, arbitration awards, liabilities (whether absolute or accrued, contingent or otherwise), costs and expenses asserted against, imposed upon or incurred by NHC, directly or indirectly, by reason of, resulting from or relating to employee separation and/or discipline of employees by National.



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          9.3.     COOPERATION.

                  The parties agree that, except where conflicts prevent same, they shall render to each other such assistance as may reasonably be expected and to cooperate in good faith with each other in order to insure the proper and adequate defense of any claim, action, suit or proceeding brought by any third party. Where counsel has been selected pursuant to this Agreement, National shall be entitled to rely on the advice of such counsel in the conduct of the defense.

          9.4.     CONFIDENTIALITY.

                  The parties agree to cooperate in such a manner as to preserve and uphold the confidentiality of all business records and the attorney-client and work-product privileges.

10.       MISCELLANEOUS.

          10.1.    INDEPENDENT CONTRACTOR.

                  National is an independent contractor to NHC and neither party is the agent of the other.

          10.2.    ABSENCE OF GUARANTEE.

                  Neither National nor its representatives have made any representation, warranty or guarantee to NHC of growth forecasts or production increases in NHC's business due to the entry of NHC into this Agreement or the utilization of National's services.



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          10.3.    ENTIRE AGREEMENT.

                  This constitutes the entire Agreement (including Exhibit A) between the parties with regard to the subject matter herein. No prior oral or written agreement, practice or course of dealing between the parties relating to the subject matter herein shall supersede this Agreement.

          10.4.    ASSIGNMENT/AMENDMENT.

                  Neither party can assign this Agreement nor any interest herein without prior written consent from the other party. None of the terms and provisions of this Agreement may be modified or amended except by an instrument in writing executed by each party.

          10.5.    WAIVER.

                  Failure by either party to require performance by the other party or to claim a material breach of any provision of this Agreement will not be construed as a waiver of any subsequent breach nor prejudice either party with regard to any subsequent action.

          10.6.    SEVERABILITY.

                  If any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herewith shall not in any way be affected impaired or prejudiced thereby and such provision deemed invalid, illegal or unenforceable shall be construed beyond the reasonable control of National or NHC.




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          10.7.    SECTION HEADINGS AND INTERPRETATION.

                  The Section Headings of this Agreement are for convenience of the parties only and in no way alter, modify, amend, limit or restrict contractual obligations of the parties. This Agreement shall not be construed for or against either party based upon the drafting of this Agreement.

11.       TERM.

         The Agreement may be terminated by any party, with or without notice, at any time.

12.       APPLICABLE LAW.

         This Agreement shall be construed and governed under the laws of the State of Tennessee, except where ERISA is invoked.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound set forth their hands and seals through their duly authorized officers and agents on the date as first written above.

Attest:                            NATIONAL HEALTH CORPORATION ("National")

________________________           By:_________________________________________
Secretary                                       ____________________, President

Attest:                            NATIONAL HEALTHCARE CORPORATION ("NHC")

________________________           By:_________________________________________
Secretary                                       ____________________, President




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                                    EXHIBIT A

                 COMPENSATION FOR SERVICES OF NATIONAL EMPLOYEES

         The compensation to be paid by NHC to National for services of National employees shall be as follows:




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